Exhibit 10.22

Limited Liability Company Agreement

for

EGS, LLC

a Delaware limited liability company

UNITS IN EGS, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS.  SUCH UNITS MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION IS REGISTERED OR QUALIFIED UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.  ANY TRANSFER OF THE UNITS IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN.

TABLE OF CONTENTS
Page

1.1.	Defined Terms	1
1.2.	Rules of Construction	8
ARTICLE II ORGANIZATIONAL MATTERS		8
2.1.	Formation	8
2.2.	Name	9
2.3.	Term	9
2.4.	Principal Office; Registered Agent	9
2.5.	Purpose of Company	10
2.6.	Liability of Members	10
2.7.	Title to Property	10
ARTICLE III CAPITAL CONTRIBUTIONS AND UNITS		11
3.1.	Initial Capital Contributions	11
3.2.	Additional Capital Contributions	11
3.3.	Capital Accounts	11
3.4.	No Interest	12
3.5.	No Withdrawal	12
3.6.	Units	12
3.7.	Units Uncertificated	13
ARTICLE IV MEMBERS		13
4.1.	Limited Liability	13
4.2.	Admission of Additional Members	13
4.3.	Voting by Members	13
4.4.	Meetings of Members; Action by Written Consent	13
4.5.	Members Are Not Agents	14
4.6.	No Withdrawal	14
ARTICLE V MANAGEMENT AND CONTROL OF THE COMPANY		14
5.1.	Manager	14
5.2.	Officers.	15
5.3.	Limitations on Authority	16
5.4.	Remuneration of the Manager and Officers	16

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TABLE OF CONTENTS (cont.)

5.5.	Liability of the Manager and Officers	16
5.6.	Indemnification	16
5.7.	Devotion of Time	17
5.8.	Competing Activities	18
5.9.	Confidentiality	18
5.10.	Equitable Relief	19
5.11.	Waiver of Fiduciary Duty	19
ARTICLE VI ALLOCATIONS OF NET PROFITS AND NET LOSSES		19
6.1.	Book Allocations of Net Profits and Net Losses.	19
6.2.	Regulatory Allocations	20
6.3.	Curative Allocations	21
6.4.	Excess Nonrecourse Liabilities	21
6.5.	Tax Allocations	21
6.6.	Reporting and Information Obligations of Members	22
ARTICLE VII DISTRIBUTIONS		22
7.1.	Distributions by the Company to Members	22
7.2.	Withholding Tax Payments and Obligations	24
ARTICLE VIII TRANSFERS OF INTERESTS		25
8.1.	Transfers of Interests In General	25
8.2.	Certain Permitted Transfers	26
8.3.	Invalid Transfers	26
8.4.	Effective Date of Transfers	26
8.5.	Effect of Transfers	26
8.6.	Substitution of Members	26
ARTICLE IX BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		27
9.1.	Books and Records	27
9.2.	Delivery to Members and Inspection	27
9.3.	Tax Returns	27
9.4.	Other Filings	27
9.5.	Bank Accounts	27
9.6.	Accounting Decisions and Reliance on Others	27
9.7.	Tax Matters	28
ARTICLE X DISSOLUTION AND WINDING UP		29

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TABLE OF CONTENTS (cont.)

10.1.	Dissolution	29
10.2.	Winding Up	29
10.3.	No Deficit Restoration Obligation	29
10.4.	Distributions in Kind	30
10.5.	Limitations on Payments Made in Dissolution	30
10.6.	Certificate of Cancellation	30
10.7.	Termination	30
10.8.	No Action for Dissolution	30
10.9.	Bankruptcy	30
ARTICLE XI MEMBER REPRESENTATIONS AND WARRANTIES		30
11.1.	Due Execution; Enforceability	30
11.2.	Member Intent	30
11.3.	Accredited Member	31
11.4.	Financial Status	31
11.5.	No Other Representations	31
11.6.	Access to Information	31
11.7.	Tax, Legal and Economic Considerations	31
11.8.	Accuracy of Information	31
ARTICLE XII MISCELLANEOUS		32
12.1.	Complete Agreement	32
12.2.	Binding Effect	32
12.3.	Parties in Interest	32
12.4.	Statutory References	32
12.5.	Headings	32
12.6.	References to this Agreement	32
12.7.	GOVERNING LAW	32
12.8.	CONSENT TO EXCLUSIVE JURISDICTION	33
12.9.	Severability	33
12.10.	Additional Documents and Acts	33
12.11.	Notices	33
12.12.	Preparation of Agreement by Liner LLP	34
12.13.	Amendments	34
12.14.	No Interest in Company Property, Waiver of Action for Partition	34

- iv -

TABLE OF CONTENTS (cont.)

12.15.	Remedies Cumulative	34
12.16.	Counterparts	34
12.17.	Spousal Consent	34

SCHEDULES AND EXHIBITS

Schedule A:	Members/Addresses; Initial Capital Accounts; Units; Percentage Interests
Exhibit A:	Form of Adoption Agreement
Exhibit B:	Form of Spousal Consent

- v -

Limited Liability Company Agreement

for

EGS, LLC

a Delaware limited liability company

This Limited Liability Company Agreement (this “Agreement”) for EGS, LLC, a Delaware limited liability company (the “Company”), is made and entered into effective as of April 26, 2015 (the “Effective Date”), by and among the Persons listed on Schedule A attached hereto.

WHEREAS, a Certificate of Formation of the Company was filed with the Delaware Secretary of State on April 17, 2015, forming the entity under the name “EGS, LLC”; and

WHEREAS, the parties desire to operate the Company as a limited liability company under the Act and to enter into this Agreement, which shall establish their rights and responsibilities and govern their relationships.

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:

DEFINITIONS

1.1.           Defined Terms.  When used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as the same may be amended from time to time.

“Action” means any action, suit, appeal, petition, plea, charge, complaint, claim, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence or proceeding, whether at law or in equity.

“Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)           Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement, or is treated as obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, as to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, (i) for purposes of this Agreement, the Company shall not be an Affiliate of any Member.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and polices of a Person, whether through the ownership of Voting Equity, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Assumed Tax Rate” means the highest effective combined marginal United States federal, state and local income tax rate applicable to individuals resident in Los Angeles, California, taking into account the deductibility of state and local taxes for federal income tax purposes and the tax character of the income, but without taking into account the alternative minimum tax or any limitations on deductions or separate tax attributes that may be applicable to a Member and not including self-employment or similar taxes.

“Available Cash” means the amount of cash held by the Company, less (a) all current liabilities of the Company, and (b) reasonable working capital and other amounts determined by the Manager to be necessary for the operation of the business of the Company, including amounts necessary to place into reserves for customary and usual claims with respect to the Business.

“Bankruptcy” means, with respect to any Person: (a) the filing of an application by such Person for, or such Person’s consent to, the appointment of a trustee, receiver, or custodian of its assets; (b) the entry of an order for relief with respect to such Person in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by such Person of a general assignment for the benefit of creditors; (d) the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or custodian of the assets of such Person unless the proceedings and the trustee, receiver or custodian appointed are dismissed within one hundred twenty (120) calendar days; or (e) the failure by such Person generally to pay such Person’s debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of such Person’s inability to pay its debts as they become due.

“Business” has the meaning set forth in Section 2.1.2.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banking institutions in Los Angeles are authorized or obligated by law or order to be closed.

“Capital Account” means, with respect to a Member, the capital account that the Company establishes and maintains for such Member pursuant to Section 3.3.

“Capital Contribution” means a contribution in cash and the Gross Asset Value of other property contributed to the capital of the Company with respect to a Member’s Membership Interest.

“Certificate” means the Certificate of Formation of the Company originally filed with the Delaware Secretary of State, as amended and/or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble hereto.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(b)(2) and 1.704-2(d).

“Confidential Information” has the meaning set forth in Section 5.9.

“Covered Person” has the meaning set forth in Section 5.6.1.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deductions allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that:

(a)           with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by the use of the “remedial method” as defined in Regulations Section 1.704-3(d), Depreciation for such Fiscal Year will be the amount of book basis recovered for such Fiscal Year under Regulations Section 1.704-3(d)(2), and

(b)           with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation will be “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year equals zero, then Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager and consistently applied.

“Dissolution Event” has the meaning set forth in Section 10.1.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, and expressly does not include any other rights of a Member, including the right to vote, participate in the management of the Company, as applicable, or the right to information concerning the business and affairs the Company.

“Effective Date” has the meaning set forth in the preamble hereto.

“Fair Market Value” means the gross fair market value of any property determined as determined by the Manager in good faith (with expert input from a third party appraiser if so determined by the Manager) and in making such determination, it may, but need not, rely on the opinion of qualified third party appraisers.

“Fiscal Quarter” means a quarter within a Fiscal Year.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year, or any portion of such period for which the Company is required by the Code to allocate Net Profits, Net Losses or other items of Company income, gain, loss or deduction pursuant hereto, unless otherwise required by law.

“Gross Asset Value” means with respect to any asset of the Company (other than cash), the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross Fair Market Value of such asset;

(b)           The Gross Asset Value of all the Company’s assets will be adjusted to equal their respective gross Fair Market Values (taking Code Section 7701(g) into account) as of the following times: (i) the acquisition of an interest or an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property or money as consideration for an interest in the Company; (iii) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company; (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (v) in connection with the issuance by the partnership of a noncompensatory option within the meaning of Regulations Section 1.721-2(f) (other than an option for a de minimis partnership interest within the meaning of Regulations Section 1.704-1(b)(2)(ii)(f)(5)(iv); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above will be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)           The Gross Asset Value of any Company asset distributed to a Member will be the gross Fair Market Value (taking Code Section 7701(g) into account) of such asset on the date of distribution;

(d)           The Gross Asset Values of the Company’s assets will be increased or decreased to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (a) of the definition of “Net Profits” and “Net Losses” or Section 6.2.6; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e)           If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d), then the Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

“Incapacitated” means, as to any natural person, the death, adjudication of incompetence, or insanity of such person.

“Manager” means the Person selected pursuant to Section 5.1.4.

“Majority in Interest of the Members” means a Member or Members whose Percentage Interests, in the aggregate, exceed fifty percent (50%).

“Member” means each Person who (a) is an initial signatory to this Agreement, or (b) has been admitted to the Company as a Member in accordance with this Agreement.

“Member Nonrecourse Debt” has the meaning given the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning given the term “partner nonrecourse debt minimum gain” in Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning given the term “partner nonrecourse deductions” in Regulations Section 1.704-2(i).

“Member Vote” means the affirmative vote of a Majority in Interest of the Members made at a meeting of the Members or by written consent in accordance with Section 4.3.

“Membership Interest” means a Member’s entire interest in the Company including the Member’s right to share in income, gains, losses, deductions, credits or similar items of, and to receive distributions from, the Company pursuant to this Agreement and the Act, the right to vote or participate in the management of the Company to the extent herein provided or as specifically required by the Act, and the right to receive information concerning the business and affairs of the Company pursuant to this Agreement and the Act.  A Member’s Membership Interest consists of all of the Units held by such Member.

“Merriman” shall be as defined in Section 2.1.2.

“Merriman Note” shall be as defined in Section 2.1.2.

“Merriman Securities” shall be as defined in Section 2.1.2.

“Merriman Transaction Documents” means the (i) Merriman Note, (ii) the Merriman Warrants, (iii) the Stock Pledge Agreement, dated as of the date hereof, between Merriman and the Company, (iv) the Subordination Agreement, dated as of the date hereof,  by and among the Company, Ronald L. Chez, Ronald L. Chez, IRA, D. Jonathan Merriman, SharesPost, Inc. and Manatuck Hill Scout Fund LP, each as may be amended from time to time.

“Merriman Warrants” shall be as defined in Section 2.1.2.

“Net Profits” and “Net Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(b)           any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c)           in the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

(d)           gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, rather than such property’s adjusted tax basis;

(e)           in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition thereof;

(f)           to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Losses; and

(g)           notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 6.2 will not be taken into account in computing Net Profits or Net Losses.  Instead, the amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 hereof shall be determined by applying rules analogous to those set forth in clauses(a) through (f) above.

The foregoing definition of Net Profits and Net Losses is intended to comply with the provisions of Regulations Section 1.704-1(b) and shall be interpreted consistently therewith.  In the event the Manager determines that it is prudent to modify the manner in which Net Profits and Net Losses are computed in order to comply with such Regulations, the Manager may make such modification.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“Percentage Interest” means, with respect to each Member, that fraction, expressed as a percentage, having as its numerator the number of Units then held by such Member and having as its denominator the number of all Units outstanding.

“Permitted Transfer” has the meaning set forth in Section 8.2.

“Person” means any individual, general partnership, limited partnership, limited liability company, limited liability partnership, corporation, trust, estate, association or other entity.

“Regulations” means the final or temporary United States federal income tax regulations promulgated under the Code as such Regulations may amended from time to time.

“Safe Harbor Election” has the meaning set forth in Section 9.7.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax Distributions” has the meaning set forth in Section 7.1.1(b).

“Tax Shortfall” has the meaning set forth in Section 7.1.1(b).

“Transfer” means any direct or indirect sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise.  In the case of a hypothecation, encumbrance or other collateral assignment, the Transfer shall be deemed to occur both at the time of the initial collateral assignment and at any collateral assignee’s sale or a sale by any secured creditor.  In the event that a Unit or Unit Equivalent is held by a general partnership, limited partnership, limited liability company, limited liability partnership, corporation, trust, estate, association or other entity, a “Transfer” shall include the transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise of fifty percent (50%) or more of the equity interests or assets of such entity.

“Unit” has the meaning set forth in Section 3.6.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire Units.

“Voting Equity” means capital stock or shares issued by a corporation, or equivalent equity interests in any other Person, the holders of which are ordinarily, in the absence of contingencies or contractual restrictions, entitled to vote for the election of directors (or Persons performing similar functions) of such Person or are entitled to act on behalf of such Person by virtue of their ownership of such interests in such Person (e.g., membership interests in member-managed limited liability companies), even if the right to so vote has been suspended by the happening of a contingency or contractual restriction.

1.2.          Rules of Construction.  Unless the context otherwise clearly requires:

1.2.1           whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

1.2.2           the singular includes the plural and the plural includes the singular;

1.2.3           the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

1.2.4           the word “will” shall be construed to have the same meaning and effect as the word “shall”;

1.2.5           any definition of or reference to any agreement, instrument, schedule, exhibit or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modification set forth herein);

1.2.6           any reference to any law herein shall be construed as referring to such Law as from time to time amended;

1.2.7           any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; and

1.2.8           the words “herein,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1.           Formation.

2.1.1           The Company was formed as a Delaware limited liability company under the laws of the State of Delaware on April 17, 2015 by the execution and filing of the Certificate by Leslie Behr, as an authorized person within the meaning of the Act, with the Delaware Secretary of State, which execution, delivery, and filing are hereby ratified and confirmed. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.1.2           The Company was formed for the purpose of acquiring, holding and otherwise transacting in the Merriman Securities (the “Business”).  For purposes of this Agreement, the “Merriman Securities” include the (i) Promissory Note, dated as of the date hereof, issued by Merriman Holdings, Inc., a Delaware corporation (“Merriman Note”), to the Company in the original principal amount of $1,000,000, (ii) Common Stock Purchase Warrant, dated as of the date hereof, to purchase 500,000 shares of common stock of Merriman at an exercise price of $1.00 per share (the “Merriman Warrants”), and (iii) any other securities of Merriman acquired by the Company after the date hereof.   The Members acknowledge and agree that, simultaneously with the acquisition of the Merriman Note and the Merriman Warrants, the Merriman Warrants were distributed to the Members pro rata and Merriman was instructed to issue the Merriman Warrants, pro rata, in the name of each of the Members.

2.1.3           The name, mailing address, number of Units held by and Percentage Interest of each Member shall be listed in the books and records of the Company and on Schedule A attached hereto.  The Company shall be required and is hereby authorized to update its books and records and Schedule A hereto from time to time as necessary to accurately reflect the information therein, and the update of any such information resulting from an event accomplished in accordance with this Agreement shall not constitute an amendment to this Agreement.  Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

2.2.           Name.  The name of the Company shall be “EGS, LLC.”  The business and affairs of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager may deem appropriate or advisable.  The Company shall cause to be filed any fictitious name certificates and similar filings, and any amendments thereto, that the Manager deems appropriate or advisable.

2.3.           Term.  The term of the Company commenced on the date of the filing of the Certificate with the Delaware Secretary of State and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

2.4.           Principal Office; Registered Agent.  The principal office of the Company shall be at c/o Marshall Geller, St. Cloud Capital, LLC, 310 St. Cloud Road, Los Angeles, CA 90077, or such other location approved by the Manager.  The Company shall continuously maintain a registered agent and office in the State of Delaware as required by the Act.  The registered agent shall be as stated in the Certificate or as otherwise determined by the Manager.

2.5.           Purpose of Company.  The nature of the business or purposes to be conducted or promoted by the Company is to engage in the Business and such other activities directly related to the Business as may be necessary, advisable or appropriate in the opinion of the Manager in furtherance of the Business, and exercise any powers permitted to be exercised by limited liability companies organized under the Act.

2.6.           Liability of Members.

2.6.1           Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.  Except as otherwise expressly required herein or by law, a Member, in its capacity as such, shall have no liability in respect of claims against the Company in excess of (a) the amount of its Capital Contributions, (b) its share of any assets and undistributed profits of the Company, and (c) the amount of any distributions wrongfully distributed to it.  No Member shall be required to lend any funds to the Company or, after its Capital Contribution has been funded, subject to the provisions of Section 2.6.2, Section 2.6.3, and Section 7.2.2, to make any further Capital Contributions to the Company or to repay to the Company, any Member, or any creditor of the Company all or any portion of any negative amount of such Member’s Capital Account.

2.6.2           If any Member is deemed to have received a distribution from the Company pursuant to ARTICLE VII, and the aggregate of such distributions exceeds the distributions to which such Member is otherwise entitled pursuant to this Agreement, such Member shall be obligated, as provided in ARTICLE VII, to repay such excess to the Company.

2.6.3           To the fullest extent permitted by law, in exercising any of its or their voting rights, rights to direct and consent or any other rights as a Member hereunder or under the Act, subject to the terms and conditions of this Agreement, a Member or Members, as the case may be, (a) shall not, except as may be expressly provided herein with respect to any particular matter, have any obligation or duty otherwise existing at law, in equity or otherwise, to any Person (including any other Member or the Company) or to consider or take into account the interests of any Person (including any other Member or the Company) and (b) shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Member, the Company or any other Person, except for any liability to which such Member may be subject to the extent that the same results from such Member’s taking or directing an action, or failing to take or direct an action, in violation of the express terms of this Agreement.

2.7.           Title to Property.  All property of the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in its individual name.  Each Member’s Units in the Company shall be personal property for all purposes.

ARTICLE III
CAPITAL CONTRIBUTIONS AND UNITS

3.1.           Initial Capital Contributions.  Each Member has made a Capital Contribution to the Company and has received the number and class of Units set forth opposite such Member’s name on Schedule A attached hereto.

3.2.           Additional Capital Contributions.

3.2.1           Except as may be explicitly agreed in writing by the Member and the Company, no Member shall be required to make any Capital Contributions beyond those described in Section 3.1.

3.2.2           If the Manager, subject to approval of the Members by a Member Vote, determines that additional Capital Contributions are necessary or appropriate for the conduct of the Company’s business and affairs, including, without limitation, expansion or diversification thereof, the Members may be permitted from time to time to make additional Capital Contributions, but no Member shall be required to make any such additional Capital Contributions.  The Manager, subject to approval of the Members by a Member Vote, shall determine all material aspects of any such additional Capital Contribution, including the class of such Units, the amount and nature of the consideration to be paid for additional Units issued in respect thereof, the resulting dilution of interest to be incurred by other Members and the extent to which the Member or other Person making the Capital Contribution will participate in the Net Profits, Net Losses and distributions of the Company.  Promptly after the acceptance of any such additional Capital Contribution, the Company will provide each Member with a statement of such Member’s Capital Account. The Percentage Interest and the number of Units held by each Member shall be updated upon the issuance of additional Units or the admission of an additional member in connection herewith and shall be reflected on the books and records of the Company and Schedule A hereto, as amended from time to time, and such changes adopted in accordance with this Agreement shall not be deemed to be an amendment to this Agreement and shall not be subject to Section 12.13 hereof.

3.3.           Capital Accounts.  The Company shall establish separate Capital Accounts for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv) and, pursuant thereto, the following provisions shall apply:

3.3.1           To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s allocated share of Net Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 6.2, and the amount of any Company liabilities assumed by such Member.  The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

3.3.2           To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by the property or to which the property is subject), such Member’s allocated share of Net Losses and items thereof, any items in the nature of expenses or losses that are specially allocated to such Member pursuant to Section 6.2, and the amount of any liabilities of such Member assumed by the Company;

3.3.3           In the event all or a portion of a Member’s Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest; and

3.3.4           In determining the amount of any liability for purposes of Section 3.3.1 and Section 3.3.2, Code Section 752(c) and any other applicable provisions of the Code and the Regulations will be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Manager may cause the Company to make such modification; provided, however, that no such modification that has a material adverse effect upon any Member’s economic entitlement under this Agreement may be made without such Member’s written consent.

3.4.           No Interest.  No Member shall be entitled to receive or demand any interest or other payments on such Member’s Capital Contributions or on the balance of any Capital Account.

3.5.           No Withdrawal.  No Member shall have the right to withdraw such Member’s Capital Contributions or to demand or receive property of the Company or any distribution in return for such Member’s Capital Contributions, except as may be specifically provided in this Agreement or as required by applicable law.

3.6.           Units. The Membership Interest of each of the Members in the Company shall consist of a number of Units (each a “Unit” and together the “Units”).  Units may be split into one or more classes or series, as determined by the Manager.  Each Unit shall include, to the extent provided by this Agreement or the Act, (a) the right to cast one vote on all issues to be approved by the Members, (b) the right to share in the Net Profits, Net Losses or similar items of the Company, (c) the right to receive distributions from the Company and (d) the right to demand information concerning the business and affairs of the Company, as and to the extent provided in this Agreement and under the Act.  Subject to compliance with all of the terms of this Agreement and applicable law, the Company may issue Units or Unit Equivalents at any time and from time to time, in whole Units or fractional portions thereof.  The Manager may split or combine the number of Units into additional or fewer Units, with all per Unit economic terms and voting rights to be adjusted so as to not affect the overall economic and voting relationships among the Members as a result of such split or combination.

3.7.           Units Uncertificated.  The Units of the Company shall initially not be certificated. If so determined by the Manager, the Units may be certificated.

ARTICLE IV
MEMBERS

4.1.           Limited Liability.  Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort or otherwise.

4.2.           Admission of Additional Members.  No additional Members shall be admitted as Members hereunder unless approved by the Manager and by the Members by a Member Vote; provided, that the admission of Members upon a Transfer of Units shall be governed by Section 8.1.  No additional Member shall become a Member until such additional Member has complied with the terms and conditions of this Agreement, including, without limitation, agreeing to be bound by the terms and conditions hereof.

4.3.           Voting by Members.  The Members, acting solely in their capacities as Members, shall have the right to vote on, consent to or otherwise approve only those matters as to which this Agreement specifically requires such approval.  Except as otherwise specifically provided in this Agreement, a Member Vote shall be required as to all matters as to which the vote, consent or approval of the Members is required under this Agreement.

4.4.           Meetings of Members; Action by Written Consent.

4.4.1           No annual or regular meetings of the Members as such shall be required; however, if convened, meetings of the Members may be held at such date, time and place as the Member or Members who properly noticed such meeting, as the case may be, may fix from time to time.  At any meeting of the Members, the Manager shall preside as chairman at the meeting and shall appoint another person to act as secretary of the meeting.  The secretary of the meeting shall prepare written minutes of the meeting, which shall be maintained in the books and records of the Company.

4.4.2           A meeting of the Members may be called at any time by Members holding an aggregate Percentage Interest of at least twenty-five percent (25%) for the purpose of addressing any matter on which the vote, consent or approval of the Members is required or permitted under this Agreement.

4.4.3           Notice of any meeting of the Members shall be sent or otherwise given by the Member(s) calling the meeting pursuant to Section 4.4.2, to all the Members in accordance with this Agreement not less than two (2) or more than sixty (60) calendar days before the date of the meeting.  The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.  Except as the Members may otherwise agree by Member Vote, no business other than that described in the notice may be transacted at the meeting.

4.4.4           Attendance in person (or telephonically) of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not duly called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.  Neither the business to be transacted nor the purpose of any meeting of the Members need be specified in any written waiver of notice.  The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as all Members can hear one another, and the Company shall make such means available to any requesting Member.  The Company shall provide a means of participating by a method described in the prior sentence upon request of any Member.  A Member so participating shall be deemed to be present in person at the meeting.

4.4.5           Any action that can be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed and delivered to the Company by Members representing not less than the minimum vote necessary under this Agreement to approve the action.  All Members shall be notified of all actions taken by such consents, and all such consents shall be maintained in the books and records of the Company.

4.5.           Members Are Not Agents.  No Member acting solely in the capacity of a  Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument of the Company.

4.6.           No Withdrawal.  Except as provided in this Section 4.6 or in ARTICLE VIII, no Member may withdraw, retire or resign from the Company without approval of the Members, without taking into account any Units owned by the withdrawing, retiring or resigning Member. A Member that resigns and withdraws pursuant to this Section 4.6 forfeits all economic, voting and other rights in any Units or the Company and shall not receive (for the purposes of Section 18-604 of the Act or otherwise) any cash, property or other distribution upon such resignation and withdrawal.

ARTICLE V
MANAGEMENT AND CONTROL OF THE COMPANY

5.1.           Managers.

5.1.1           Management by Manager.  Subject to the provisions of this Agreement the business, property and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Manager.  The Manager shall be deemed to be a “manager” within the meaning of the Act.  The Manager need not be an individual or a Member.  Notwithstanding anything herein to the contrary, the Manager shall not, without the unanimous consent of the Members, amend or modify any Merriman Transaction Document or any other agreement or instrument under which a lien is created to secure the Merriman Note or which governs the legal rank of the Merriman Note in relation to other debt of Merriman or the priority of liens or security interests securing the Merriman Note and other debt of Merriman, or waive any provision of any thereof or any breach or default by Merriman or any other Person thereunder, or enforce the Company’s rights under any thereof or its default remedies in respect of the Merriman Note or any collateral security therefor.

5.1.2           Agency Authority of the Manager.  Subject to the provisions of this Agreement, the Manager, acting in his, her or its capacity as the Manager, shall have the authority to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company or to sign checks, drafts and other instruments obligating the Company to pay money, or sign agreements or other documents in the name of or on behalf of the Company.

5.1.3           Term. Unless the Manager resigns or is removed, such Manager shall hold office for a term commencing on the date of designation (or in the case of the initial Manager, commencing on the Effective Date) and expiring upon the earlier of (i) the date on which such Manager is removed or (ii) the date on which such Manager resigns.

5.1.4           Selection of the Manager.

(a)           Initial Manager. The Manager shall initially be Marshall Geller.

(b)           Resignation.  The Manager may resign at any time by giving written notice to the Members of the Company.  The resignation of the Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.  A Manager who is Incapacitated shall be deemed to have resigned. The resignation of the Manager shall not affect such Manager’s rights, if any, as a Member and shall not by itself constitute a withdrawal of a Member.

(c)           Removal. The Manager may be removed at any time by Member Vote. Any such removal shall be without prejudice to the rights, if any, of such Manager and the Company under any contract to which the Manager is a party, and, if the Manager is also a Member, shall not affect the Manager’s rights as a Member or constitute a withdrawal as a Member, except as otherwise provided in this Agreement or any other contract with such Manager.

(d)           Vacancy; Appointment. If there is a vacancy in the position of Manager, a new Manager shall be appointed by Member Vote.

5.2.           Officers.

5.2.1           Appointment of Officers.  The Manager may from time to time appoint (and subsequently remove) individuals to act on behalf of the Company as officers of the Company within the meaning of Section 18-407 of the Act to conduct the day-to-day management of the Company with such general or specific authority as the Manager may specify and are permitted or authorized in this Agreement.  The officers of the Company may include, but are not limited to, a Chairman, a Chief Executive Officer, President, Vice President, Secretary, Chief Financial Officer and Chief Operating Officer.  The officers shall serve at the pleasure of the Manager, subject to any rights of such officers under any employment contract.  The officers shall exercise such powers and perform such duties, as are determined from time to time by approval of the Manager and as permitted or authorized in this Agreement.  Any individual may hold any number of offices.  An officer need not be a Member.

5.2.2           Removal, Resignation, and Filling of Vacancy of Officers.  Any officer may be removed, either with or without cause, by the Manager at any time.  Any officer may resign at any time by giving written notice to the Manager.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation or removal is without prejudice to the rights, if any, of the parties under any contract to which the officer is a party.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled, if at all, by the Manager.

5.2.3           Signing Authority of Officers.  Subject to any restrictions imposed by the Manager and this Agreement, any officer, acting alone, is authorized to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company’s accounts.  Officers of the Company shall be authorized to sign checks, drafts, or other instruments obligating the Company to pay money, and to sign contracts and other obligations on behalf of the Company, but only to the extent expressly provided in and subject to any restrictions contained in a written authorization of the Manager, which authorization may be general or specific.

5.3.           Limitations on Authority.  No Member or officer shall do any act in contravention of this Agreement or possess Company property in their capacity as a Member or officer, or assign rights in Company property other than for Company purposes.

5.4.           Remuneration of the Manager and Officers.  The Manager and officers of the Company may be entitled to remuneration for providing services to the Company and shall be entitled to reimbursement of reasonable out-of-pocket business expenses, all as determined by Member Vote or as set forth in any employment or service agreement with such officer, which agreement shall be approved by Member Vote.

5.5.           Liability of the Manager and Officers.  Neither the Manger nor any officer of the Company shall be personally liable for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort, or otherwise, solely by reason of participating in the management of the Company or being the Manager or an officer of the Company.  Except as otherwise provided in this Agreement, neither the Manager nor any officer shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member in its capacity as such, unless the loss or damage shall have been the result of fraud or intentional misconduct or a knowing violation of law by such Manager or officer.

5.6.           Indemnification.

5.6.1           Mandatory Indemnification.  To the fullest extent permitted by applicable law, any Manager, Member or officer of the Company, and any of their respective Affiliates, officers, directors, members, managers, partners, shareholders, employees, agents or representatives (each, a “Covered Person”) shall be entitled to indemnification from the Company for any loss or damage incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement or by the Manager, except that no such Covered Person shall be entitled to be indemnified under this Section 5.6.1 in respect of (i) any loss or damage incurred by such Covered Person by reason of such Covered Person’s fraud or intentional misconduct, intentional breach of this Agreement or any employment or management agreement, gross negligence, or a knowing violation of law with respect to such acts or omissions or (ii) any loss or damage resulting from a proceeding or claim initiated by the Company or any other Member; provided, however, that any indemnity under this Section 5.6.1 shall be provided out of and to the extent of Company assets only, no debt shall be incurred by the Members in order to provide a source of funds for any indemnity, and no Member shall have any personal liability (or any liability to make any additional Capital Contributions) on account thereof.

5.6.2           Permissive Indemnification.  Subject to the mandatory indemnification obligations of the Company set forth in Section 5.6.1, if determined by the Manager, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding or claim (including, without limitation, a proceeding or claim for which indemnification is not required pursuant to Section 5.6.1) by reason of the fact that such Person was or is a Manager, Member, officer, employee, or agent of the Company, or any Affiliate, officer, director, member, manager, partner, shareholder, employee or agent thereof, to the same extent as is provided in Section 5.6.1 or to such greater or lesser extent and upon such terms and conditions approved by the Manager.

5.6.3           Expenses.  To the extent permitted by applicable law, expenses (including reasonable legal fees) incurred by any Covered Person in such Covered Person’s capacity as such in defending any claim, demand, action, suit, or proceeding (other than one brought by or on behalf of the Company, other than derivative suits) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined that such Covered Person is not entitled to be indemnified as authorized in Section 5.6.1 or Section 5.6.2 hereof.

5.6.4           Indemnity Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Section 5.6, shall not be deemed exclusive of any other rights to which any Person seeking indemnification or advancement of expenses may be entitled under any agreement, action of the Members, or otherwise, both as to action in such Person’s capacity as an agent of the Company and as to action in another capacity while serving as an agent.  All rights to indemnification under this Section 5.6 shall be deemed to be provided by a contract between the Company and each such Person while this Agreement and relevant provisions of the Act and other applicable law, if any, are in effect.  Any repeal or modification hereof or thereof shall not affect any such rights then existing.

5.7.           Devotion of Time.  Except as required by any individual contract, and notwithstanding any provision to the contrary in this Agreement, the Manager is not obligated to devote all of his, her or its time or business efforts to the affairs of the Company, but it shall devote such time, effort, and skill as he, she or it deems appropriate for the operation of the Company.

5.8.           Competing Activities.

5.8.1           General.  Except as provided in any individual contract, (i) any Manager or Member may engage or invest in, independently or with others, any business activity of any type or description, including, without limitation, those that might be the same as or similar to the Company’s business and that might be in direct or indirect competition with the Company; (ii) neither the Company nor any Manager or Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; (iii) no Manager or Member shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company; and (iv)  any Manager or Member shall have the right to hold any investment opportunity or prospective economic advantage for such Manager’s or Member’s own account or to recommend such opportunity to Persons other than the Company.  Each Manager and Member acknowledges that the other Members might own or manage other businesses, including businesses that may compete with the Company for the time of any Manager or Member.  Each Manager and Member hereby waives any and all rights and claims that it/he/she may otherwise have against any Manager or Member as a result of any such permitted activities. However, no Manager Member shall utilize the Company’s assets for any competing activities or businesses.

5.9.           Confidentiality.

5.9.1           “Confidential Information” includes, but is not limited to, matters of a confidential business nature, trade secrets, information about finances, costs and profits, business plans, marketing and advertising plans and strategies, plans of the Company to expand its business, personnel information, records and/or other confidential or proprietary information belonging to the Company relating to the business and enterprise of the Company.

5.9.2           Each Member agrees to hold and safeguard (and cause its Affiliates to hold and safeguard) all Confidential Information in trust for the Company, and agrees that it will not, without the prior written consent of the Company, which may only be given with the consent of the Manager, use, misappropriate or disclose or make available to anyone for use outside of the Company or not for the benefit of the Company, at any time, any Confidential Information.  Notwithstanding the foregoing, (a) a Member may disclose Confidential Information if such information becomes publicly known without fault of such Member, or where such Member is obligated to disclose such information by operation of law; provided, however, that if the Member receives a subpoena or other legal process, or otherwise receives a legally-binding request (whether voluntary or involuntary) from a third party, the response to which reasonably could result in the disclosure of Confidential Information, it shall provide notice thereof to the Company and the Manager within two (2) Business Days of such subpoena, legal process or request and (b) a Member may disclose Confidential Information with any attorneys, tax return preparers, or other agents or advisors or prospective third-party transferee if such permitted recipient of such information agrees in writing to maintain the confidentiality of the Confidential Information in a manner consistent with this Section 5.9 and is not a Competitor.  The obligations of the Members under this Section 5.9 with respect to the Confidential Information will survive expiration or termination of this Agreement.

5.10.           Equitable Relief.  Members hereby acknowledge that the provisions of Section 5.9 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of such provisions would result in irreparable injury to the Company.  In the event of a violation of the provisions of Section 5.9, the Members further agree that the Company shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

5.11.           Waiver of Fiduciary Duty.  This Agreement is not intended to, and does not, create or impose any fiduciary duty on a Manager or Member to any other Member or to the Company.  Further, each Member hereby waives, to the fullest extent permitted under the Act, any and all fiduciary duties owed by the Manager or the Members that, absent such waiver, may be implied by law, and in doing so agrees that the Members’ duties and obligations are only as expressly set forth in this Agreement.

ARTICLE VI
ALLOCATIONS OF NET PROFITS AND NET LOSSES

6.1.           Book Allocations of Net Profits and Net Losses.

6.1.1           Generally.  Except as provided in Section 6.2, Net Profits and Net Losses (but not gross items of income, gain, loss or deduction) for each Fiscal Year will be allocated to the Members pro rata in proportion to the number of Units held by each Member.

6.1.2           Allocations in Respect of Transferred Units.  If during any Fiscal Year one or more Units are transferred or the total number of Units is increased or decreased by reason of the admission of a new Member or otherwise, then each item of income, gain, loss, deduction or credit of the Company for that Fiscal Year will be allocated among the Members, as determined by the Manager in accordance with any method permitted by Code Section 706(d) and the Regulations thereunder in order to take into account the Members’ varying interests in the Company during the Fiscal Year.

6.1.3           Limitation on Allocation of Net Losses.  Notwithstanding any other provision contained in Section 6.1, Net Losses and individual items of loss or deduction may not be allocated to a Member to the extent the allocation would result in a deficit balance in the Member’s Adjusted Capital Account at the end of any Fiscal Year.  Any such items in excess of this limitation will be allocated as follows:

(a)           First, among the other Members who would not have a deficit balance in their Adjusted Capital Accounts, pro rata, in proportion to their Adjusted Capital Account until the Adjusted Capital Account balances of all the Members have been reduced to zero; and

(b)           Thereafter, to all the Members, pro rata, in proportion to their Percentage Interests.

6.2.           Regulatory Allocations.  The following special allocations will be made in the following order:

6.2.1           Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this ARTICLE VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) to the extent required by Regulations Section 1.704-2(f).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  This Section 6.2.1 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

6.2.2           Member Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this ARTICLE VI, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, then each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 6.2.2 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

6.2.3           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and such Member has a deficit Adjusted Capital Account, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate any deficit in the Adjusted Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.2.3 shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this ARTICLE VI have been tentatively made as if this Section 6.2.3 were not in the Agreement.  This Section 6.2.3 is intended to be a “qualified income offset” as that term is used in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

6.2.4           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt or other liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) and Regulations Section 1.704-1(b).

6.2.5           Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

6.2.6           Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with that which their Capital Accounts are required to be adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

6.3.           Curative Allocations.  The allocations set forth in Section 6.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Section 1.704-1(b).  The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide distributions from the Company.  Accordingly, it is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.3.  Therefore, notwithstanding any other provision of this ARTICLE VI other than the Regulatory Allocations, the Manager shall cause to be made such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, a Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.1.  In exercising discretion under this Section 6.3, the Manager may take into account any future Regulatory Allocations under Section 6.2.1 and Section 6.2.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made.

6.4.           Excess Nonrecourse Liabilities.  For the purpose of determining each Member’s share of “excess nonrecourse liabilities,” if any, of the Company within the meaning of Regulations Section 1.752-3(a)(3) and 1.707-5(a)(2)(ii), and solely for such purpose, the Members’ interests in Company profits shall be determined, pro rata, in proportion to their Percentage Interest.

6.5.           Tax Allocations.  Allocations pursuant to this Section 6.5 are solely for purposes of United States federal, state and local taxes and will neither affect nor be taken in account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, distributions or other items pursuant to any provision of this Agreement.

6.5.1           General Allocations.  Except as otherwise provided in this Section 6.5, each item of Company income, gain, loss or deduction for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes pursuant to this ARTICLE VI.  Notwithstanding the foregoing, the Manager will have the power to make such allocations for United States federal, state and local income tax purposes as may be necessary to maintain “substantial economic effect” or to ensure that such allocations are in accordance with each “partner’s interest in the partnership,” in each case within the meaning of Code Section 704(b) and the Regulations thereunder.

6.5.2           Code Section 704(c) Allocations.  If any Company property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Members and on the books of the Company at a value that differs from the adjusted tax basis of such property, then the tax items with respect to such property will, in accordance with the requirements of Regulations Section 1.704-1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members’ share of tax items under Code Section 704(c).  The Manager is authorized to choose any reasonable method permitted by the Regulations issued pursuant to Code Section 704(c) to account for such differences.

6.5.3           Tax Credits.  Tax credits will be allocated among the Members in accordance with Regulations Section 1.704-1(b)(4)(ii).

6.6.           Reporting and Information Obligations of Members.  The Members are aware of the income tax consequences of the allocations made by this ARTICLE VI and hereby agree to be bound by the provisions of this ARTICLE VI in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to provide the Company any information or documentation within the possession of the Member that is reasonably requested by the Company for the purposes of preparing any tax form or other governmental filing promptly upon written request from the Company.

ARTICLE VII
DISTRIBUTIONS

7.1.           Distributions by the Company to Members.

7.1.1           Distributions.

(a)           General.  Subject to (1) applicable law, (2) any limitations contained in Section 7.1, and (3) the Company’s obligation to make Tax Distributions pursuant to Section 7.1.1(b), Available Cash shall be distributed to the Members at such times and in such amounts as the Manager shall determine.  Except as provided in Section 10.2.3, all distributions shall be made to all Members, pro rata, in proportion to the number of Units held by each Member.

(b)           Tax Distributions.  Subject to Sections 7.1.2 through Section 7.1.6, to the extent of Available Cash, the Company shall make distributions (“Tax Distributions”) each Fiscal Year to the Members in an amount sufficient to provide each Member a distribution that is at least equal to its Tax Shortfall. The “Tax Shortfall” for these purposes shall mean with respect to each Member the amount, if any, of (i) the aggregate Federal, state and local tax income tax liabilities attributable to all allocations of net taxable income and gain (not including amounts treated as guaranteed payments), net of the tax benefit of allocations of Company loss, deduction and credit, to the Member for such Fiscal Year, as determined in good faith by the Manager on the basis of the Assumed Tax Rate, reduced (but not to an amount below zero) by (ii) all distributions made to the Member by the Company during such Fiscal Year pursuant to Section 7.1.1(a) (including amounts distributed under this Section 7.1.1(b) treated as distributions of amounts under Section 7.1.1(a)).  Tax Distributions shall be made quarterly (on or about fifteen (15) days prior to the earliest estimated tax due date (determined without reference to any extension thereof)) applicable to any Member at such time in amounts intended to match the Members’ estimated tax liabilities.  Upon the filing of the Company’s tax return for such Fiscal Year, (a) the Company shall distribute to each Member the amount of any deficiency in the Tax Distributions for such Fiscal Year or (b) the amount of any excess Tax Distributions for such Fiscal Year shall be credited against future Tax Distributions or, if requested by the Manager, promptly returned to the Company.  Tax Distributions shall be treated as preliminary distributions of, and shall offset, future distributions by the Company to the Members pursuant to (or made by reference to) Section 7.1.1(a) or Section 10.2.3.  If Available Cash is not sufficient to pay the entire amount of the Tax Distribution in any Fiscal Year in respect of all outstanding Units, any Available Cash shall be distributed to the Members, pro rata in proportion to the Tax Shortfall of each Member.

7.1.2           Tax Distribution Adjustments.  In the event that (i) there is any audit adjustment by a taxing authority affecting the amount of taxable income allocated or required to be allocated to the Members in any Fiscal Year or (ii) the Company files an amended tax return having such effect, the aggregate amount of Tax Distributions that should have been made with respect to such year will be recalculated by giving effect to such audit adjustment or changes reflected in the amended return, as applicable (treating any interest or penalties incurred by any of the Members in connection therewith as an addition to the assumed tax liability of such Members), and the Members shall be entitled to an additional Tax Distribution or (in the discretion of the Manager) shall refund any overpayment required as a result of such audit adjustment or amended return.  No former Member will be entitled to Tax Distributions or be required to refund any overpayment resulting from an audit adjustment or amended return for any reason after ceasing to be a Member.

7.1.3           Distributees; Liability for Distributions.  All distributions made pursuant to this ARTICLE VII shall be made only to the Persons who, according to the books and records of the Company, hold the Units in respect of which such distributions are made on the actual date of distribution.  Neither the Company, the Manager nor any Member or officer of the Company shall incur any liability for making distributions in accordance with this ARTICLE VII.

7.1.4           Form of Distributions.  A Member, regardless of the nature of the Member’s Capital Contributions, has no right to demand and receive any distribution from the Company.  No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

7.1.5           Return of Distributions.  No Member will be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company except (i) for distributions made in violation of the Act or this Agreement, (ii) as otherwise required by law, (iii) if such Member is deemed to receive distributions in an aggregate amount that exceeds the distributions to which such Member is otherwise entitled to receive pursuant to this Agreement and (iv) as required under Section 7.2.

7.1.6           Distributions in Violation of Act.  Notwithstanding any provision to the contrary in this Agreement, the Company shall not be required to make a distribution to any Member on account of such Member’s interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

7.2.           Withholding Tax Payments and Obligations.

7.2.1           Authorization to Withhold.  If the Company is obligated to withhold tax with respect to any distribution or the share of any income allocated to any Member, then the Company is hereby authorized to withhold from distributions, including Tax Distributions, to a Member, and to pay over to any United States federal, state or local or non-United States governmental or taxing authority, any amounts required to be so withheld pursuant to the Code, the Regulations or any provisions of state, local and non-United States law and regulations.

7.2.2           Payments by the Company.  If the Company is required to withhold tax with respect to any distribution or allocation of income to any Member, then the amount so withheld and paid over to any taxing authority shall be treated for all purposes under this Agreement as if such amount had been distributed to such Member under this ARTICLE VII, and shall reduce the amount otherwise distributable to such Member pursuant to this ARTICLE VII.  If the amount required to be withheld and paid over to any taxing authority exceeds the amount otherwise distributable to such Member, then this excess amount shall be treated as an advance to such Member made as of the date of payment to the applicable taxing authority.  Amounts treated as advanced to any Member pursuant to this Section 7.2.2 shall be repaid by such Member to the Company within fifteen (15) calendar days after the Company gives notice to such Member making demand therefor.  Any amounts so advanced shall bear interest, commencing on the date of advancement, compounded monthly on unpaid balances, at an annual rate equal to the short-term Applicable Federal Rate as of the date of such advance.  The Company may collect any unpaid advances to a Member from any Company distributions, including any distributions under this ARTICLE VII, that would otherwise be made to such Member.  The foregoing is not intended to in any way limit the remedies otherwise available to the Company in connection with the collection of any unpaid advances to Members pursuant to this Section 7.2.2.  Each Member agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties, except to the extent that such amounts do not result from any act or omission thereof of such Member, that may be asserted by reason of the failure of the Company to deduct and withhold tax on amounts distributable or allocable to such Member.  Any amount payable as indemnity hereunder by any Member will be paid promptly to the Company, and if not so paid, the Company will be entitled to retain any distribution due to such Member for all such amounts.  The amount payable as indemnity hereunder shall bear interest commencing on the date on which the amount giving rise to the indemnity was paid by the Company or the Member, compounded monthly at an annual rate equal to the short-term Applicable Federal Rate as of such date.

7.2.3           Overwithholding.  Neither the Company, the Manager nor any Member shall be liable for any excess taxes withheld in respect of any Member’s Units.  In the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

7.2.4           Withholding and Other Tax Certifications.  Each Member shall provide to the Company an original Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, W-8EXP or other applicable withholding certificate, as appropriate, no later than ten (10) calendar days after the Effective Date and thereafter from time to time as required by law or requested by the Company.  In addition, each Member shall provide the Company such other certifications and documentation as are reasonably requested by the Manager to reduce or eliminate taxes imposed or withheld on payments to the Company or any of its subsidiaries.

ARTICLE VIII
TRANSFERS OF INTERESTS

8.1.           Transfers of Interests In General.

8.1.1           Conditions to Transfer.  No Member shall be entitled to Transfer all or any part of such Member’s Units, including an economic interest therein, unless such Transfer (i) is approved by the Manager, and (ii) all of the following conditions have been met:

(a)           the Company has received written notice of the proposed Transfer at least forty-five (45) days prior to the proposed effective date of such Transfer and setting forth the circumstances and details thereof (including, without limitation, the name of the transferee, evidence of financial ability to consummate the Transfer, and source of funding of the purchase price);

(b)           the Company has (at its option) received, from or on behalf of the transferring Member (at its expense), an attorney’s written opinion from a reputable and recognized law firm, in form and substance reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and based on such facts stating that the proposed Transfer will not be in violation of any of the registration provisions of the Securities Act or any applicable state securities laws;

(c)           the Company has received from the transferee a written agreement to be bound by all of the terms and conditions of this Agreement;

(d)           the Transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Company and is materially useful in the conduct of its business as then being conducted or proposed to be conducted;

(e)           the Transfer will not result in the violation of the Patriot Act or any other applicable law or regulation;

(f)           the Company is reimbursed upon request for its reasonable expenses in connection with the Transfer;

(g)           the transferring Member is not otherwise restricted from transferring such Units pursuant to the terms of an agreement between such Member and the Company;

(h)           the Transfer will not cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code, as determined by the Manager or pursuant to a ruling received from the IRS;

(i)           the Transfer will not result in a termination of the Company for tax purposes pursuant to Section 708 of the Code, as determined by the Manager or pursuant to a ruling received from the IRS; and

(j)           the Transfer complies with all other applicable requirements of this Agreement.

8.2.           Certain Permitted Transfers.  Without the approval of the Manager, but otherwise subject to the provisions of Section 8.1, any Member may Transfer all or any portion of its, his or her Units or any interest therein of its, his or her rights to subscribe for the same (each, a “Permitted Transfer”) (a) to (i) a trust under which the distribution of the Units may be made only to beneficiaries who are such Member, his or her spouse, parents, members of his or her immediate family or his or her lineal descendants, (iii) if the Member is trust, the beneficiaries of such trust in accordance with the trust documents, or (ii) an entity the equity owners of which are only such Member, his spouse, parents, members of his or her immediate family or his or her lineal descendants, (b) in case of such Member’s death, by will or by the laws of intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries.

8.3.           Invalid Transfers.  Transfers in violation of this ARTICLE VIII or this Agreement shall be null and void ab initio and of no effect whatsoever.

8.4.           Effective Date of Transfers.  Any Transfer permitted under the terms of this Agreement of all or any portion of a Member’s Units shall be effective no earlier than the date following the date upon which the requirements of this Agreement have been met.

8.5.           Effect of Transfers.  After the effective date of any Transfer of any part of a Member’s Units in accordance with this Agreement, the Units so transferred shall continue to be subject to the terms, provisions, and conditions of this Agreement and any further Transfers shall be required to comply with all of the terms, provisions, and conditions of this Agreement.  Any transferee of all or any portion of any Units shall take such Units subject to the restrictions on transfer imposed by this Agreement.

8.6.           Substitution of Members.  Notwithstanding any provision to the contrary in this Agreement, a transferee of a Unit shall not have the right to become a substitute Member until:

8.6.1           the requirements of Section 8.1 are satisfied;

8.6.2           such Person pays (or causes to be paid) any reasonable expenses in connection with such Person’s admission as a new Member; and

8.6.3           if such Unit is certificated, the certificate representing that Unit has been returned to the Company to be reissued in the name of the transferee.

The admission of a substitute Member shall not result in the release of the Member who assigned the Units from any liability that such Member may have to the Company.

ARTICLE IX
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

9.1.           Books and Records.  The books and records of the Company shall be kept in a professional manner; provided, however, to the extent appropriate under applicable tax and accounting principles, separate and corresponding records for book and tax purposes may be maintained.  The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.

9.2.           Delivery to Members and Inspection.  Subject to Section 5.9 and subject to such reasonable standards as may be established by the Manager in accordance with Section 18-305 of the Act, upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Company shall make available to the requesting Member information required to be maintained under Section ARTICLE IX.  Any request, inspection or copying of information by a Member under this Section 9.2 may be made by that Person or that Person’s agent or attorney.

9.3.           Tax Returns.  The Manager shall cause to be prepared at least annually information necessary for the preparation of the Members’ federal, state and local income tax and information returns.  The Manager shall send or cause to be sent to each Member within ninety (90) calendar days after the end of each taxable year, or as soon as practicable thereafter, such information as is necessary to complete such Member’s federal and state income tax or information returns, and a copy of the Company’s federal, state and local income tax or information returns for that year.  The Manager shall cause all income tax and information returns for the Company to be timely filed with the appropriate authorities.

9.4.           Other Filings.  The Manager shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate effected in accordance with this Agreement and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

9.5.           Bank Accounts.  Funds of the Company shall be maintained in one or more separate bank accounts in the name of the Company, and shall not be permitted to be commingled in any fashion with the funds of any other Person.

9.6.           Accounting Decisions and Reliance on Others.  All decisions as to accounting matters, except as otherwise expressly provided herein, shall be made by the Manager.  The Manager may rely upon the advice of the Company’s accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes or financial accounting purposes (as applicable).

9.7.           Tax Matters.

9.7.1           Taxation as Partnership.  The Members intend that the Company initially be treated as a partnership for federal and state income tax purposes.  Unless otherwise determined by unanimous consent of the Members, the Members shall cooperate with the Company in connection with preserving the Company’s status as a partnership for income tax purposes and hereby authorize the Company to take whatever actions and execute whatever documents are necessary or appropriate to effectuate the foregoing.  To that end, unless otherwise determined under the immediately preceding sentence, the Manager shall use commercially reasonable efforts to cause the Company to be treated, for United States federal income tax purposes, as a partnership and not a “publicly-traded partnership” within the meaning of Section 7704(b) of the Code or an association taxable as a corporation, including, without limitation, filing any returns, elections or statements by the Company with the applicable United States authorities.

9.7.2           Tax Matters Member.  The “tax matters partner” (the “Tax Matters Member”), within the meaning of Code Section 6231(a)(7), shall be designated by Member Vote.  The Tax Matters Member shall have all of the rights, authority and power, and shall be subject to all of the obligations of a tax matters partner to the extent provided in the Code and Regulations, unless otherwise provided in this Agreement.  The Company shall reimburse the Tax Matters Member for any expenses incurred in connection with its duties as tax matters partner.  The Tax Matters Member shall act and exercise its rights and obligations under this Agreement in accordance with (and only in accordance with) the direction of the Manager. The initial Tax Matters Member shall be the Marshall and Patricia Geller Living Trust.

9.7.3           Elections.  Except as otherwise provided herein, the determination regarding whether to make any tax election provided under the Code (other than an election to treat the Company as an entity other than a partnership for income tax purposes), or any provision of state, local or foreign tax law shall be made by the Manager, and the Manager shall, to the fullest extent permitted by law, be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Members resulting from its making or failing to make any such election.  All decisions and other matters concerning the computation and allocation of items of income, gain, loss, deduction and credits among the Members, and accounting procedures not specifically and expressly provided for by the terms of this Agreement shall be determined by the Manager.  Any determination made pursuant to this Section 9.7.3 by the Manager shall be conclusive and binding on all Members.

9.7.4           Safe Harbor Election.  If determined by the Manager, the Company shall make the safe harbor election provided for by the Proposed Revenue Procedure included in Notice 2005-43, or any similar election provided in a final revenue procedure or other official guidance relating to the compensatory transfer of partnership interests (a “Safe Harbor Election”).  Each Member agrees to comply with all requirements of the Proposed Revenue Procedure included in Notice 2005-43, or any similar final revenue procedure or other guidance relating to the compensatory transfer of partnership interests, if a Safe Harbor Election is made.  If the Safe Harbor Election is made pursuant to this Section 9.7.4, the Manager is hereby authorized to make any required changes to the maintenance of the Members’ Capital Accounts and the allocations of items of income, gain, deduction and loss as may be required in any final regulations issued in connection with such Proposed Revenue Procedure or any other guidance pertaining to the compensatory transfer of partnership interests.

ARTICLE X
DISSOLUTION AND WINDING UP

10.1.           Dissolution.  The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following (each, a “Dissolution Event”):

10.1.1           The entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act; or

10.1.2           The unanimous approval of the Members.

10.2.           Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors.  The Manager shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the assets and liabilities of the Company, shall either cause its assets to be sold to any Person or distributed to a Member, and if sold, as promptly as is consistent with obtaining the Fair Market Value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed, to the maximum extent provided by law, in the following order:

10.2.1           First, to creditors in satisfaction of all of the Company’s debts and liabilities, whether by payment or the making of a reasonable provision for payment thereof to the extent required by Section 18-804 of the Act other than liabilities for distribution to Members under Section 18-601 or Section 18-604 of the Act;

10.2.2           Second, to the Members in satisfaction of liabilities for distribution under Section 18-601 or Section 18-604 of the Act;

10.2.3           Third, the remaining amount to the Members pro rata, in proportion to the number of Units held by each.

All distributions must be made not later than ninety (90) days after the end of the taxable year in which the taxable event generating the distributions occurs.

10.3.           No Deficit Restoration Obligation.  Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member has a negative Capital Account after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the taxable year during which the liquidation occurs, then that Member shall have no obligation to make any contribution to the capital of the Company with respect to such negative Capital Account, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

10.4.           Distributions in Kind.  Any non-cash asset distributed to one or more Members shall first be valued at its Fair Market Value to determine the gain or loss that would have been included in the amounts allocated pursuant to ARTICLE VI if such asset were sold for such value.  Such gain or loss shall then be allocated pursuant to ARTICLE VI, and the Members’ Capital Accounts shall be adjusted to reflect such allocations.  The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to).

10.5.           Limitations on Payments Made in Dissolution.  The Members shall look solely to the assets of the Company for the return of their Capital Contributions and have no right or power to demand or receive property other than cash of the Company.  If the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return the Members’ Capital Contributions, the Members shall have no recourse against the Company, the Manager, or any Member.

10.6.           Certificate of Cancellation.  Upon completion of the winding up of the affairs of the Company, the Manager, or other Person(s) winding up the affairs of the Company, shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation.

10.7.           Termination.  The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this ARTICLE X, and the certificate of cancellation is filed in accordance with Section 10.6.

10.8.           No Action for Dissolution.  Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a dissolution of the Company.

10.9.           Bankruptcy.  The commencement of any voluntary Bankruptcy, or a petition or application to any tribunal for, or consent to the appointment of, or taking of possession by, a trustee, receiver, custodian, liquidator or similar official shall require Members Vote, which vote of each such Member shall be in writing and given prior to such action.

ARTICLE XI
MEMBER REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants to the Company individually, and not jointly, as follows:

11.1.           Due Execution; Enforceability.  Such Member has duly executed and delivered this Agreement and this Agreement constitutes the valid and legally binding obligations of such Member, enforceable against such Member in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

11.2.           Member Intent.  Such Member is acquiring the Units for his, her or its own account as a principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution.  Such Member does not have any present intention of selling, granting any participation in or otherwise distributing any such Units; and such Member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, encumber, pledge, hypothecate or grant participations to such person or to any third person, with respect to any of the Units.

11.3.           Accredited Member.  Such Member is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  If an entity, such Member was not organized for the specific purpose of acquiring the Units or, if such Member was organized for the specific purpose of acquiring the Units, such Member makes the representations, warranties and covenants being made by it herein on behalf of itself and each of its equity owners (and has the requisite authority to do so).

11.4.           Financial Status.  Such Member has such knowledge and experience in financial and business matters as will enable such Member to evaluate the merits and risks of an investment in the Company, and such Member has the capacity to protect his, her or its own interests in connection with an investment in the Units.

11.5.           No Other Representations.   Such Member acknowledges that neither the Company, its Members, any of their respective Affiliates or representatives, nor any other Person has made any commitment, representation or warranty to such Member of any type or manner except as set forth herein.

11.6.           Access to Information.  Such Member has received and reviewed all information such Member considers necessary or appropriate for deciding whether to purchase the Units.  Such Member has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of purchase of the Units and regarding the business, financial affairs and other aspects of the Company, and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which such Member deems necessary to evaluate an investment in the Company and to verify the accuracy of information otherwise provided to such Member.

11.7.           Tax, Legal and Economic Considerations.  Such Member is not relying on the Company for advice with respect to tax considerations, the suitability of its investment in the Company or legal or economic considerations.  Such Member acknowledges that the Company recommends that such Member obtain its own professional advice regarding these matters.

11.8.           Accuracy of Information.  As of the date hereof, the representations and warranties of such Member contained herein and all information provided by such Member to the Company concerning such Member, its financial position and its knowledge of financial and business matters, is correct and complete, and if there should be any changes in that information, such Member will immediately notify the Company in writing and provide the Company with the correct information.

ARTICLE XII
MISCELLANEOUS

12.1.           Complete Agreement.  This Agreement (including any schedules, annexes or exhibits attached hereto) and the Certificate constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them.  No representation, statement, condition or warranty with respect to such subject matter not contained in this Agreement and the Certificate shall be binding on the Members or have any force or effect whatsoever.  Other than this Agreement and the Certificate neither the Company nor any of its respective Affiliates have entered into any side letter or similar agreement with any Member that has the effect of establishing any rights or otherwise benefiting such Member in a manner more favorable in any material respect to such Member than the rights and benefits established in favor of the other Members set forth in this Agreement.

12.2.           Binding Effect.  Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the Members, and their respective successors and permitted assigns.

12.3.           Parties in Interest.  Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and permitted assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over or against any party to this Agreement.

12.4.           Statutory References.  Any reference to the Code, the Regulations, the Act, or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

12.5.           Headings.  All headings herein are inserted only for convenience and ease of reference and shall not be considered in the construction or interpretation of any provision of this Agreement.

12.6.           References to this Agreement.  Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

12.7.           GOVERNING LAW.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

12.8.           CONSENT TO EXCLUSIVE JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE OR UNITED STATES FEDERAL COURT SITTING IN LOS ANGELES COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR IN SUCH FEDERAL COURT.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH AN ACTION OR PROCEEDING.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT, INCLUDING SCHEDULE A ATTACHED HERETO (WHICH MAILING SHALL BE BY CERTIFIED MAIL).  EACH PARTY HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

12.9.           Severability.  If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

12.10.           Additional Documents and Acts.  Each Member agrees to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

12.11.           Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three (3) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

c/o Marshall Geller, St. Cloud Capital, LLC, 310 St. Cloud Road, Los Angeles, California 90077

If to a Member:

to the address of such Member as set forth on Schedule A attached hereto.

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

12.12.           Preparation of Agreement by Liner LLP.  The Members acknowledge that this Agreement was drafted and prepared by Liner LLP as counsel to the Manager and its Affiliates, and not as counsel to the other Members.  The Members acknowledge that they obtained, or were encouraged to obtain, independent legal or other professional advice concerning each of their individual rights, obligations, preferences and privileges as a Member hereunder. The Members agree that no negative inferences shall be made against the drafting party.

12.13.           Amendments.  Except as otherwise expressly provided herein, this Agreement may be amended by, and only by, Member Vote; provided, however, that except for amendments expressly contemplated in this Agreement, including, without limitation, amendments to reflect the admission of new Members, no amendment shall reduce the Capital Account of any Member, any Member’s rights to distributions with respect thereto, any Member’s interest in income and losses of the Company or any Member’s voting rights unless such Member has consented in writing to such amendment; provided, further, that any provision of this Agreement requiring that an action be approved by a specified vote of the Members may only be amended by approval of such vote of the Members. The Company may amend Schedule A hereto at any time and from time to time to reflect the admission or withdrawal of any Member or any changes in the Member’s addresses, all as contemplated by this Agreement; provided, further, that any amendment to this Agreement requiring any Member to make any Capital Contributions in excess of the Capital Contributions specified in Section 3.1 shall be adopted and be effective as an amendment hereto only if unanimously approved by the Members in writing.

12.14.           No Interest in Company Property, Waiver of Action for Partition.  No Member has any interest in specific property of the Company.  Without limiting the foregoing, each Member irrevocably waives during the duration of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

12.15.           Remedies Cumulative.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.

12.16.           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document. Facsimile machine copies and electronic portable document format (PDF) copies of original signatures of any of the parties hereto shall be binding as if they were original signatures.

12.17.           Spousal Consent.  Each Member who is a natural person and who is married on the date of this Agreement shall cause such Member’s spouse to execute and deliver to the Company a Spousal Consent in the form of Exhibit B attached hereto, dated as of the date hereof. If any Member who is a natural person should marry following the date of this Agreement, such Member shall cause his or her spouse to execute and deliver to the Company such Spousal Consent within thirty (30) days thereof.

IN WITNESS WHEREOF, the Members have executed this Limited Liability Company Agreement, effective as of the date first written above.

MEMBERS:

MARSHALL AND PATRICIA GELLER LIVING TRUST

By:
Name:
Title:

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

By:
Name:
Title:

VL ASSURANCE (BERMUDA) LTD

By:
Name:
Title:

MANAGER:

Marshall Geller

SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT

SCHEDULE A

MEMBER/ADDRESS; INITIAL CAPITAL ACCOUNTS;
UNITS; PERCENTAGE INTERESTS

Member/Address	Initial Capital Account	Units	Percentage Interest
Marshall and Patricia Geller Living Trust c/o Marshall Geller St. Cloud Capital, LLC 310 St. Cloud Road Los Angeles, California 90077	$333,333.34	333,333.34	33 1/3%
Wright Investors’ Service Holdings, Inc. 177 West Putnam Avenue Greenwich, Connecticut 06830	$333,333.33	333,333.33	33 1/3%
VL Assurance (Bermuda) Ltd c/o Brian D. Kilb and Robert L. Kahan Liner LLP 1100 Glendon Ave., Suite 1400 Los Angeles, California 90024	$333,333.33	333,333.33	33 1/3%
Total	$1,000,000.00	1,000,000	100%

EXHIBIT A

FORM OF ADOPTION AGREEMENT

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement) is executed by the undersigned (the “Member”) pursuant to the terms of that certain Limited Liability Company Agreement, dated as of [●], 2015, as such agreement may be amended or supplemented from time to time, (the “Agreement”) by and among EGS, LLC (the “Company”), and the Members named therein. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Member signing below agrees as follows:

1.              Acknowledgment.  The Member acknowledges that Member is acquiring certain Units of the Company, subject to the terms and conditions of the Agreement.

2.              Agreement.  The Member (i) agrees that the Units acquired by the Member shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Member were originally a party thereto.

3.              Notice.  Any notice required or permitted by the Agreement shall be given to the Member at the address listed beside the Member’s signature below.

 EXECUTED AND DATED this ______ day of _________________, ____.

MEMBER:

By:
Name and Title
Address:
Fax:
Number of Units:

Accepted and Agreed:

EGS, LLC

By:
Name:
Title:

EXHIBIT B

FORM OF SPOUSAL CONSENT

SPOUSAL CONSENT

I, ________________________, am the spouse of ________________________, a member of EGS, LLC, a Delaware limited liability company (the “Company”), and I acknowledge and agree as follows:

1.           I have received and read the Limited Liability Company Agreement the Company dated as of [●], 2015 (the “Agreement”).  Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.           I am aware that by the provisions of the Agreement (including, without limitation, Article VIII of the Agreement) my spouse grants to the Company and/or the other Members of the Company certain rights with respect to the Transfer of his/her Units in the Company, including my community property interest or quasi-community property interest therein, if any, on the occurrence of certain events in accordance with the terms and provisions of the Agreement.

3.           I hereby consent to and approve of all of the provisions of the Agreement, including, without limitation, those provisions relating to the Transfer of Units and the restrictions thereon as set forth in Article VIII of the Agreement, and agree that my spouse’s Units and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement with respect to such Transfer rights and restrictions with respect to the Units or my interest in the same.

4.           I have read and understand this Spouse Consent and have signed it voluntarily after having the opportunity to consult with an attorney of my choice.

Date:

Signature:

Name: